UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2011

Symmetricom, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-02287	95-1906306
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2300 Orchard Parkway,
San Jose, California		95131-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (408) 433-0910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Symmetricom, Inc. (“Symmetricom”) held its 2011 Annual Meeting of Stockholders on October 28, 2011. Set forth below are the matters that were voted on by the stockholders and the final voting results.

1.	Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert T. Clarkson	32,099,017	964,228	6,125,030
David G. Côté	32,084,013	979,232	6,125,030
Alfred Boschulte	32,752,172	311,073	6,125,030
James A. Chiddix	32,303,337	759,908	6,125,030
Elizabeth A. Fetter	32,355,090	708,155	6,125,030
Robert M. Neumeister Jr.	32,100,446	962,799	6,125,030
Dr. Richard W. Oliver	32,057,103	1,006,142	6,125,030
Richard N. Snyder	31,704,275	1,358,970	6,125,030
Robert J. Stanzione	32,752,078	311,167	6,125,030

2.	Ratification of the appointment of Deloitte & Touche LLP as Symmetricom’s independent registered public accounting firm for the 2012 fiscal year:

Votes For	Votes Against	Abstentions
37,960,524	1,115,273	112,478

3.	Advisory vote on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,136,135	916,327	2,010,783	6,125,030

4.	Advisory vote on the frequency of future advisory votes on executive compensation:

1 year	2 years	3 years	Abstentions	Broker Non-Votes
27,443,155	34,591	3,559,186	2,020,865	6,130,478

Based on these results, Symmetricom has decided to hold a stockholder advisory vote on the compensation of Symmetricom’s named executive officers every year, until the next stockholder advisory vote on the frequency of the stockholder advisory vote on the compensation of named executive officers. A stockholder advisory vote on the frequency of stockholder advisory votes on the compensation paid to Symmetricom’s named executive officers is required to be held at least once every six years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRICOM, INC.

Dated: November 1, 2011	By:	/s/ JUSTIN R. SPENCER
	Name:	Justin R. Spencer
	Title:	Executive Vice President Finance and Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)